Exhibit 10.99
certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. the omitted material has been filed separately with the securities and exchange commission.
DATA TRANSFER, CLINICAL TRIAL
AND MARKET SUPPLY AGREEMENT
     THIS DATA TRANSFER, CLINICAL TRIAL AND MARKET SUPPLY AGREEMENT (the “Agreement”), is made effective as of the 3rd day of November, 2005 (the “Effective Date”) by and between InterMune, Inc. (“InterMune”), a California corporation, having an address at 3280 Bayshore Boulevard, Brisbane, California 94005, USA, and Boehringer Ingelheim Austria GmbH (“BI Austria”), an Austrian corporation, having its registered office at Dr. Boehringer-Gasse 5 — 11, A-1121 Vienna, Republic of Austria. InterMune and BI Austria may be referred to herein each individually as a “Party” and jointly as the “Parties.”
     WHEREAS, InterMune holds an exclusive license from Amgen Inc., a company organized under the laws of Delaware (“Amgen”), to use and commercialize interferon alfacon-1 (“INTERFERON ALFACON-1”, as further described herein) products in the USA and certain other territories. INTERFERON ALFACON-1 is approved by the FDA for the indication chronic hepatitis C virus (HCV) infection, and is sold in the USA under the trade-mark INFERGEN®, and InterMune intends to seek approval for additional dosing registrations and/or additional indications; and
     WHEREAS, Amgen is currently InterMune’s exclusive manufacturer of INTERFERON ALFACON-1 and in December 2004, Amgen and InterMune have amended their licensing agreement to allow InterMune to transfer the manufacturing of INTERFERON ALFACON-1 to a new supplier; and
     WHEREAS, BI Austria and its affiliate Boehringer Ingelheim Pharma GmbH & Co. KG own facilities specialized for cGMP manufacture of biopharmaceuticals and employ personnel who have experience in the production, quality control as well as in the registration of biopharmaceuticals; and
     WHEREAS, InterMune wishes BI Austria, and BI Austria agrees, to provide the SERVICES (as defined in this Agreement) for the transfer of the manufacturing process of INTERFERON ALFACON-1 from Amgen to BI Austria; and
     WHEREAS, InterMune wishes BI Austria, and BI Austria agrees, to manufacture and supply InterMune with finished INTERFERON ALFACON-1 product for its conduct of clinical trials and supply of market needs in accordance with the terms and conditions of this Agreement upon the completion of the manufacturing transfer from Amgen to BI Austria; and
     WHEREAS, InterMune and BI Austria have entered into a Side Letter Agreement Re Infergen Manufacturing Transfer dated May 9, 2005 in anticipation of this Agreement, which Side Letter Agreement shall be incorporated by reference herein.
     NOW, THEREFORE, in consideration of the foregoing recitals which are hereby incorporated by reference herein and for good and valuable consideration, the receipt and sufficiency of which hereby acknowledged and agreed upon, the Parties hereto agree as follows:

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1. Definitions
     The following capitalized definitions will apply throughout this Agreement:
1.1 AFFILIATE means (i) any corporation or business entity fifty percent (50%) or more of the voting stock of which is and continues to be owned directly or indirectly by any party hereto; (ii) any corporation or business entity which directly or indirectly owns fifty percent (50%) or more of the voting stock of any party hereto; or (iii) any corporation or business entity under the direct or indirect control of such corporation or business entity as described in (i) or (ii).
1.2 AMGEN PRODUCT means the formulation of INTERFERON ALFACON-1 manufactured in the US by Amgen for sale under the trademark INFERGEN® and approved by the FDA for the treatment of chronic hepatitis C virus (HCV) infection.
1.3 AMGEN TECHNOLOGY means all INFORMATION relating to the manufacture, use or sale of INTERFERON ALFACON-1 that is licensed to InterMune pursuant to that certain License and Commercialization Agreement dated June 15, 2001, as amended, by and between InterMune and Amgen, including without limitation the Manufacturing Process as defined in the SIDE LETTER AGREEMENT, and all patents and patent applications covering such INFORMATION.
1.4 APPROVAL means a regulatory approval required from a HEALTH AUTHORITY in order to manufacture DRUG SUBSTANCE or DRUG PRODUCT for use in clinical trials or market supply as applicable, in the applicable jurisdiction.
1.5 BI AUSTRIA’S IMPROVEMENTS shall mean any improvements to the Manufacturing Process as defined in the SIDE LETTER AGREEMENT or to INTERMUNE TECHNOLOGY conceived, created or discovered (or reduced to practice) solely by BI Austria under this Agreement or during the period of time from February 1, 2005 to the Effective Date, either individually or in conjunction with one or more third parties or BI Austria AFFILIATES, including all patent and patent applications covering any of the foregoing.
1.6 BI AUSTRIA’S TECHNOLOGY means all INFORMATION in the field of manufacturing and testing of biopharmaceuticals, including all patents and patent applications covering any of the foregoing, that are owned or CONTROLLED by BI Austria or BI Pharma at any time prior to the Effective Date of this Agreement or during the term of this Agreement and that are related to or useful in BI Austria’s carrying out its obligations under this Agreement, but specifically excluding INTERMUNE’S TECHNOLOGY, AMGEN TECHNOLOGY and BI AUSTRIA’S IMPROVEMENTS.
1.7 BI PHARMA means BI Austria’s AFFILIATE Boehringer Ingelheim Pharma GmbH & Co. KG.
1.8 BLA means a Biologics License Application, as defined by the regulations promulgated under the FD&C ACT, and any equivalent application with respective HEALTH AUTHORITIES.

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1.9 cGMP means the current Good Manufacturing Practices of all applicable HEALTH AUTHORITIES, including without limitation, the FDA, and including without limitation all applicable rules, regulations, guides and guidance, such as (a) the U.S. Federal Food, Drug and Cosmetics Act as amended (21 USC 301 et seq.), (b) relevant U.S. regulations found in Title 21 of the U.S. Code of Federal Regulations (including but not limited to Parts 11, 210, 211, 600 and 611), (c) EEC Directive 91/356/EEC of 13 June 1991, and (d) the EC Guide to Good Manufacturing Practice for Medicinal Durg Products, including respective guidance documents and any comparable laws, rules or regulations of any agreed upon foreign jurisdiction, as each may be amended from time to time. cGMP also includes adherence to any applicable DRUG PRODUCT license requirements, to the current requirements of the United States Pharmacopoeia/National Formulary, the current requirements of the European Pharmacopoeia and the relevant current International Conference on Harmonization (ICH) guidance documents, including without limitation the ICH Guidance Q7A Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients.
1.10 CMC means the chemistry, manufacturing, and controls content of a submission to a HEALTH AUTHORITY.
1.11 COA means the Certificate of Analysis prepared for the DRUG PRODUCT, listing testing parameters, specifications and test results (in a format and detail as listed in Exhibit 2).
1.12 COC means a Certificate of Compliance prepared for the DRUG PRODUCT confirming compliance with cGMP regulations and signed by BI Austria’s authorized Qualified Person and the Head of Quality Management (in a format and such detail to be agreed upon by the Parties).
1.13 CONFIDENTIAL INFORMATION means any proprietary INFORMATION (a) disclosed by one Party to the other Party (including without limitation, such INFORMATION as was disclosed under the Confidential Non-Disclosure Agreement dated February 17, 2005, among InterMune, Amgen and BI Austria), or (b) developed by either Party pursuant to this Agreement, except for INFORMATION which (i) is already in the public domain at the time of its disclosure to the receiving Party; (ii) becomes part of the public domain through no wrongful action or omission of the receiving Party after disclosure to the receiving Party; (iii) is already known to the receiving Party at the time of disclosure as evidenced by the receiving Party’s written records; or (iv) is independently developed by the receiving Party without the use or application of the disclosing Party’s proprietary information.
1.14 CONTROLLED means, with respect to any material, INFORMATION or intellectual property right, possession of the ability by a Party to grant access, a license, or a sublicense to such material, INFORMATION or intellectual property right as provided for herein without violating an agreement with a Third Party as of the time such Party would be first required hereunder to grant the other Party such access, license or sublicense.
1.15 DRUG PRODUCT shall mean a finished product manufactured by BI Austria and BI Pharma hereunder and consisting of formulated INTERFERON ALFACON-1 filled into the designated containers for clinical supply and for market supply, as described in Exhibit 5, or shall mean a finished product manufactured by BI Austria and BI Pharma hereunder and

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consisting of formulation buffer filled into the designated containers for clinical supply (placebo).
1.16 DRUG SUBSTANCE means the purified unformulated bulk form of INTERFERON ALFACON-1.
1.17 DRUG SUBSTANCE SPECIFICATIONS mean the specifications for DRUG SUBSTANCE listed in Exhibit 1.
1.18 EURO means the basic unit of currency among participating European Union countries.
1.19 FDA means the United States Food and Drug Administration and any successor agency thereto responsible for registration of medicines in the US.
1.20 FD&C ACT means the United States Food, Drug & Cosmetic Act as amended from time to time and any supplements thereunder, and any equivalent regulation of any HEALTH AUTHORITIES.
1.21 FINAL RELEASE means the release of DRUG SUBSTANCE or DRUG PRODUCT by InterMune for use in clinical trials or for market supply, as applicable, in accordance with InterMune’s respective SOPs. FINAL RELEASE signifies that the material has been produced using approved processes, in compliance with appropriate regulations, and meets the established specifications, as determined by InterMune’s review of all appropriate documentation.
1.22 HEALTH AUTHORITIES mean all regulatory authorities having jurisdiction over the manufacture, use and/or sale of the DRUG PRODUCT in the TERRITORY, including but not limited to the FDA.
1.23 INFORMATION means (a) techniques, data, inventions, practices, methods, knowledge, know-how, skill, experience, test data (including pharmacological, toxicological and clinical test data), analytical and quality control data, regulatory submissions, correspondence and communications, marketing, pricing, distribution, cost, sales, manufacturing, patent and legal data or descriptions, compositions of matter, assays and biological materials, and (b) all intellectual property rights in and to any of the foregoing.
1.24 INTERFERON ALFACON-1 means the recombinant, bio-optimized, non-naturally occurring type-1 interferon alpha that is the active ingredient in INFERGEN®. The relevant amino acid sequence is set forth in Exhibit 3.
1.25 INTERMUNE’S TECHNOLOGY means all INFORMATION that is CONTROLLED by INTERMUNE at any time prior to the Effective Date of this Agreement or

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during the term of this Agreement that is related to or useful in BI Austria’s manufacture of DRUG PRODUCT hereunder, and all patents and patent applications covering any of the foregoing; provided that “INTERMUNE’S TECHNOLOGY” shall not include any BI AUSTRIA’S TECHNOLOGY, BI AUSTRIA’S IMPROVEMENTS or the AMGEN TECHNOLOGY.
1.26 MCB means the original Master Cell Bank derived from the [***]
1.27 MANUFACTURING PROCESS means the process for fermentation, purification and filling of DRUG SUBSTANCE and DRUG PRODUCT, as described in Exhibit 4 which process is a combination of the Manufacturing Process as defined in the SIDE LETTER AGREEMENT with the BI AUSTRIA’S IMPROVEMENTS to such Manufacturing Process. For purposes of illustration, Exhibit 4 sets forth an initial draft of a chart comparing the Manufacturing Process as defined in the SIDE LETTER AGREEMENT and the MANUFACTURING PROCESS, which draft is subject to modifications determined by the PROJECT TEAM.
1.28 MATERIAL SUPPLY BREACH means a failure of BI Austria: (a) to supply to InterMune at least [***] [***] of InterMune’s binding forecasted requirements of DRUG PRODUCT (or actual orders, if less) that are due for delivery by the designated delivery date during the then-current calendar quarter and such failure occurs for [***] consecutive calendar [***]; or (b) to repeatedly ([***] [***] [***] materially violate against cGMP, as described in Sections 5.6 and 5.7.
1.29 OTHER SERVICES means any non-routine services and performances of work by BI Austria for InterMune hereunder, which services and work (and the scope, costs and timeline therefor) BI Austria and InterMune both agree to in writing. OTHER SERVICES shall not include the SERVICES or the manufacturing or supply of DRUG SUBSTANCE or DRUG PRODUCT for InterMune’s clinical or commercial requirements.
1.30 PROJECT MANAGER means the responsible person designated by each Party to be responsible for the communication of all information concerning this Agreement. As of the Effective Date, the person designated as InterMune’s PROJECT MANAGER and the person designated as BI Austria’s PROJECT MANAGER are listed in Exhibit 6. Either Party may change its own designated PROJECT MANAGER by providing written notice thereof to the other Party.
1.31 DRUG PRODUCT SPECIFICATIONS mean the specifications for the DRUG PRODUCT as set forth in Exhibit 7, or as otherwise agreed by the Parties in writing.
1.32 PROJECT TEAM means the team as listed in Exhibit 6 and described in Section 6.1.

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1.33 QUALITY AGREEMENT means that quality agreement to be entered into by the Parties hereto in accordance with Section 3.9 hereof, which agreement will (i) define the obligations of BI Austria and InterMune with respect to the manufacture, testing, storage and delivery of the DRUG PRODUCT to InterMune, (ii) define the quality requirements placed upon BI Austria with respect to the manufacture, testing and delivery of DRUG PRODUCT and (iii) form an integral part of this Agreement once such quality agreement is entered into by the Parties. In the event of any conflict between Sections 1.8-1.12 and Section 5 of this Agreement and such Quality Agreement, the Quality Agreement shall control except to the limited extent that a provision of such Quality Agreement expressly and specifically states an intent of those Sections of this Agreement to supercede.
1.34 QUALITY REQUIREMENTS FOR MANUFACTURING TRANSFER mean InterMune’s quality requirements for manufacturing transfer as set forth in Exhibit 8, as may be amended from time to time by written agreement of the Parties.
1.35 MANUFACTURER’S RELEASE means the release of the DRUG PRODUCT by BI Austria to InterMune or its designee.
1.36 SERVICES mean the services to be performed by BI Austria and BI Pharma in connection with (a) conducting the necessary activities for the transfer of the manufacturing process of INTERFERON ALFACON-1 from Amgen to BI Austria, including, but not limited to, carrying out manufacturing transfer and implementation runs and performing those technical adaptations required to fit the manufacturing process to BI Austria and BI Pharma facilities, (b) carry out conformance / qualification runs for the cGMP manufacture of finished INTERFERON ALFACON-1 product; (c) transfer of analytical methods for the testing and release of buffers, intermediates, drug substance and drug product to monitor production and release of material; (d) perform method, cleaning and process validation; (e) conduct stability testing for cell banks, inclusion bodies, intermediate pools, drug substance, reference material, buffers, etc.; (f) conduct an analytical comparison of the AMGEN PRODUCT and the DRUG PRODUCT in order to show comparability between the two; and (g) provide support in writing the amendment to the CMC filing and prepare for FDA inspection in order for BI Austria to be registered with the FDA as a cGMP-compliant manufacturer for an INTERFERON ALFACON-1 product to be sold under the INFERGEN® trademark for the US market and other territories controlled by InterMune, as further described in Exhibit 9 and subject to Section 2.2. Exhibit 9 also includes the total cost for the SERVICES. The timeline within which BI Austria and BI Pharma intend to perform the SERVICES is described in Exhibit 10 which may be modified from time to time as determined by the PROJECT TEAM.
1.37 SIDE LETTER AGREEMENT means that certain Side Letter Agreement Re Infergen Manufacturing Transfer dated May 9, 2005 entered into between InterMune and BI Austria.
1.38 STEERING COMMITTEE means the committee as listed in Exhibit 11 and as further described in Section 6.2.
1.39 TERRITORY means (i) the US, Canada, the possessions and territories of each such country and (ii) Switzerland and those territories that are members of the European Union and/or European Economic Area as of the Effective Date hereof, all to the extent InterMune has

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or may acquire the right to manufacture, use or sell INTERFERON ALFACON-1 products during the term of this Agreement.
1.40 US means the United States of America.
2. Data Transfer and Product Comparison
2.1 InterMune’s Tasks and Responsibilities
     2.1.1 Documentation
     InterMune shall provide (or cause Amgen to provide) BI Austria with the relevant documentation that is reasonably available to InterMune concerning the AMGEN PRODUCT and its manufacture by Amgen, including amendments and currently used batch records and testing procedures and all material correspondence with the HEALTH AUTHORITIES in the US as listed in Exhibit 12. The Parties acknowledge that BI Austria is already in receipt of most of the relevant documentation.
     2.1.2 Material
     InterMune shall provide (or cause Amgen to provide) BI Austria with original [***] vials from Amgen and samples of DRUG SUBSTANCE manufactured by Amgen, as well as of the final labeled product INFERGEN®, in such reasonable amounts and at such times as agreed by the PROJECT TEAM. InterMune shall also supply BI Austria, as reasonably requested and in reasonable amounts, with reference material, antibodies and reagents for analytical testing, and all other material reasonably available to InterMune and reasonably requested by BI Austria that may be suitable as a basis for comparison between the AMGEN PRODUCT and the DRUG PRODUCT.
     2.1.3 Data
     InterMune shall also provide (or cause Amgen to provide) to BI Austria, as reasonably requested, all technical data and equipment specifications reasonably available to InterMune that are used in the manufacture of the AMGEN PRODUCT in the US.
     2.1.4 Support
     InterMune shall (or cause Amgen to) timely send all documentation and materials, and otherwise timely provide all information and other assistance, reasonably requested by BI Austria for use under this Agreement. InterMune shall provide such reasonable technical support at its own expense, which support shall include access to InterMune’s expert personnel upon reasonable notice and at such reasonable times as the Parties may agree.
     2.1.5 Contact with HEALTH AUTHORITIES
          2.1.5.1 InterMune, as the license holder for the AMGEN PRODUCT in the US, shall have the overall responsibility regarding all contacts with the HEALTH AUTHORITIES and shall be solely responsible for filing all regulatory documents required by any HEALTH

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AUTHORITIES, such as any amendments to the BLA for the AMGEN PRODUCT. BI Austria shall support InterMune in all matters regarding the manufacturing and quality control of DRUG PRODUCT as reasonably requested by InterMune, but InterMune shall be the leading Party, responsible for co-ordination of all regulatory matters.
          2.1.5.2 InterMune will notify BI Austria in advance of any meeting with any HEALTH AUTHORITIES with regard to manufacture, supply and quality control of the DRUG PRODUCT manufactured by BI Austria or BI Pharma under this Agreement. Where reasonably possible, InterMune will notify BI Austria at least five (5) business days in advance of such meeting; provided, however that the Parties understand and agree that InterMune will not always be able to notify BI Austria of a meeting with HEALTH AUTHORITIES within the aforementioned five (5) business day period because the HEALTH AUTHORITIES may not always schedule such meeting far enough in advance so as to allow InterMune to notify BI Austria within such five (5) business day period. Nonetheless, InterMune will promptly notify BI Austria as soon as any such meeting with the HEALTH AUTHORITIES is scheduled. BI Austria shall have the right to participate in such meetings with such HEALTH AUTHORITIES during the portion of such meetings relating to BI Austria’s or BI Pharma’s manufacture, supply and quality control of the DRUG PRODUCT.
          2.1.5.3 BI Austria will be responsible for drawing up the annual report required by the HEALTH AUTHORITIES reasonably in advance of the due date, and will be responsible of matters regarding the manufacture of DRUG PRODUCT. InterMune shall submit such report to the HEALTH AUTHORITIES and shall provide BI Austria with a copy of the finally submitted report.
     2.1.6 Shipment of Material by InterMune
     All material, e.g. samples, sent by InterMune to BI Austria shall be made by shipment from InterMune’s or Amgen’s facility to BI Austria’s facility in Vienna or BI Pharma’s facility in Biberach, as appropriate. Shipping costs including insurance will be borne by InterMune, and risk of loss in transit shall lie with InterMune.
2.2 BI Austria’s Tasks and Responsibilities
     2.2.1 Scope of Services. Subject to this Section 2.2, BI Austria’s tasks and responsibilities with respect to the performance of the SERVICES are as set forth in Exhibit 9 and the timeline for the performance of such SERVICES are as set forth in Exhibit 10. To the extent any task or responsibility of BI Austria is subcontracted to BI Pharma by BI Austria as permitted under this Agreement, BI Austria shall be responsible for BI Pharma’s performance thereof.
     2.2.2 Comparison of Documentation and Materials
          2.2.2.1 As a part of the SERVICES, BI Austria shall evaluate and compare all documentation and other materials relating to the manufacture and testing of the AMGEN PRODUCT with all relevant documentation and other materials relating to the manufacture and testing of the DRUG PRODUCT that is necessary to demonstrate comparability between such Amgen documentation, as listed in Exhibit 12, and such BI Austria documentation.

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          2.2.2.2 As a part of the SERVICES, BI Austria shall also carry out an analytical comparison of the DRUG PRODUCT and DRUG SUBSTANCE with the AMGEN PRODUCT based on a mutually agreed protocol.
     2.2.3 Production Runs
     As a part of the SERVICES and subject to Section 2.2.4, BI Austria shall carry out the necessary number of production runs of DRUG PRODUCT in order to obtain APPROVAL in the US as a cGMP manufacturer of DRUG SUBSTANCE (known as “conformance batches” or “conformance lots”), and to have BI Pharma obtain APPROVAL in the US as a cGMP manufacturer of DRUG PRODUCT. DRUG SUBSTANCE and DRUG PRODUCT derived from these runs shall be used for evidencing comparability between the AMGEN PRODUCT and the DRUG PRODUCT. The Parties anticipate that at least three (3) such production runs will be necessary for such purposes. For such production runs, BI Austria shall provide to InterMune access to or copies of those QUALITY REQUIREMENTS FOR MANUFACTURING TRANSFERS listed in Exhibit 8.
     2.2.4 Additional Runs
     If any HEALTH AUTHORITIES request further analytical testing and/or production runs in addition to those described in Exhibit 9, BI Austria shall perform such testing and/or production runs as requested by InterMune and the Parties will negotiate in good faith the cost and responsibility for such non-foreseeable additional activities.
     2.2.5 Additional Documentation
     If any HEALTH AUTHORITIES request that InterMune or BI Austria provide, in connection with BI Austria’s and/or BI Pharma’s receipt of approval as a manufacturer of DRUG PRODUCT hereunder, further documentation regarding the manufacture of DRUG PRODUCT in addition to the documentation as foreseen under the SERVICES set forth in Exhibit 9 (e.g. certain reports), BI Austria will provide such additional documentation to InterMune for provision to such HEALTH AUTHORITIES as soon as reasonably possible and the Parties will negotiate in good faith the cost and responsibility for the provision of such additional documentation. Such additional documentation may be either (a) product and/or process-related or (b) facility-related (e.g. infrastructure, utilities, personnel, training etc.).
     2.2.6 Regulatory Support
          2.2.6.1 As a part of the SERVICES, BI Austria shall provide all site-relevant documentation (both from itself and from BI Pharma) and all data relevant for compiling the CMC section necessary for InterMune’s drafting of the BLA supplement required by the FDA due to the change of manufacturer for the AMGEN PRODUCT. BI Austria agrees to use commercially reasonable efforts and fully co-operate with InterMune in obtaining and

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maintaining all US governmental approvals and registrations relevant to the CMC section of the registration dossier (and their foreign equivalents) as requested by InterMune.
          2.2.6.2 The Parties shall consult with each other concerning the scope and content of all regulatory filings, and shall jointly define the requirements for the necessary DRUG PRODUCT registration with the HEALTH AUTHORITIES so that BI Austria shall be able to fulfill its obligations under this Agreement with respect to the CMC portion of such DRUG PRODUCT registration. Any regulatory filings which contain any BI Austria data shall be subject to BI Austria’s review and written approval prior to submission to the HEALTH AUTHORITIES (which approval shall not be unreasonably withheld or delayed).
     2.2.7 Format and Content of Documents
     BI Austria’s Quality Management System demands a special format for certain documents (i.e. batch records, testing procedures, technical reports) which is binding. For those documents where a binding format is not obligatory the Parties shall agree in writing on a master format. With respect to the dates contained in these documents, and in particular in all reports and when dates occur in connection with signatures, the European writing style shall apply. The order shall be as follows: dd / mm / yy (day/month/year).
     2.2.8 Standard of Performance
     BI Austria shall diligently perform the SERVICES, and shall ensure that BI Pharma diligently performs the SERVICES, in a manner consistent with good scientific / regulatory / business practices. InterMune acknowledges that the SERVICES are of biological nature and therefore neither success nor commercial exploitability can be guaranteed by BI Austria.
3. Manufacture and Supply
3.1 General
     3.1.1 [***] for use and commercialization in the TERRITORY, DRUG SUBSTANCE or DRUG PRODUCT for use in the treatment or prevention of any human disease or condition. BI Austria shall not supply DRUG SUBSTANCE or DRUG PRODUCT for use in the treatment of any human disease or condition to any third party for use and/or sale in the TERRITORY without InterMune’s prior written consent. [***] all of InterMune’s clinical trial supply, and from the time BI Austria and BI Pharma are approved by the HEALTH AUTHORITIES also [***] for the term of this Agreement, subject to Section 3.7.
     3.1.2 All DRUG SUBSTANCE manufactured by BI Austria hereunder, and all DRUG PRODUCT manufactured and supplied to InterMune by BI Austria hereunder, shall be manufactured and supplied in accordance with the DRUG SUBSTANCE SPECIFICATIONS and DRUG PRODUCT SPECIFICATIONS, the cGMP requirements and all applicable laws, regulations and ordinances of the jurisdiction in which such manufacture occurs.

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     3.1.3 BI Austria shall manufacture DRUG SUBSTANCE according to the DRUG SUBSTANCE SPECIFICATIONS. BI Austria shall manufacture DRUG PRODUCT according to DRUG PRODUCT SPECIFICATIONS for clinical supply. Upon receipt of FDA APPROVAL of BI Austria’s facility as well as BI Pharma’s facility, BI Austria shall also manufacture DRUG PRODUCT for market supply. DRUG SUBSTANCE for clinical and market supply shall be manufactured at BI Austria and transferred to BI Pharma for filling of vials and/or syringes. Manufacturing and filling of vials and/or syringes as well as the storing of DRUG PRODUCT shall be in accordance with the DRUG PRODUCT SPECIFICATIONS, the cGMP requirements and all applicable laws, regulations and ordinances of the jurisdiction in which such manufacturing and/or filling occurs. Notwithstanding the fact that BI Austria takes BI Pharma as a toll manufacturer for filling of DRUG PRODUCT, BI Austria takes responsibility for the manufacture and supply of DRUG PRODUCT to InterMune in accordance with the terms and conditions of this Agreement.
     3.1.4 Notwithstanding the exclusive arrangement set forth in Section 3.1.1 above, the Parties acknowledge and agree that there will be an overlapping period of time during which Amgen will be winding down and completing its manufacturing and supply obligations under the License and Commercialization Agreement dated June 15, 2001, as amended, by and between Amgen and InterMune and during which BI Austria will be completing its SERVICES and beginning its manufacturing and supply obligations under this Agreement. Consequently, BI Austria agrees that during such overlapping transition time period, Amgen may continue to supply to InterMune any remaining inventory of AMGEN PRODUCT or DRUG SUBSTANCE manufactured by Amgen for InterMune until Amgen completes its winding down of its manufacturing and supply activities for InterMune.
     3.1.5 With respect to conformance batches produced as part of the production runs described under Section 2.2.3, the Parties acknowledge and agree that such conformance batches may be suitable for use to produce DRUG PRODUCT for commercial supply. Accordingly, the Parties agree that they will work together in good faith to have BI Austria to use as much of the DRUG SUBSTANCE resulting from such conformance batches as possible to produce DRUG PRODUCT for supply to InterMune under this Agreement. If all the DRUG SUBSTANCE from the conformance batches must be destroyed, the Parties agree that the maximum obligation of InterMune to BI Austria for the destruction of such DRUG SUBSTANCE is [***]. In the event that less than all of the DRUG SUBSTANCE resulting from the conformance batches must be destroyed, then the payment obligation by InterMune shall be reduced on a pro rata basis based on the percentage that is destroyed. For example, if 1/3 of DRUG SUBSTANCE is destroyed, then the payment obligation by InterMune will be [***].
     3.1.6 Notwithstanding the exclusive arrangement set forth in Section 3.1.1 above, the Parties acknowledge and agree that InterMune may conduct research feasibility studies for and develop additional configurations for the DRUG SUBSTANCE other than vials or pre-filled syringes currently included in the definition of DRUG PRODUCT. In such event, InterMune shall have the right to purchase from BI Austria and BI Austria shall sell to InterMune DRUG SUBSTANCE. If InterMune desires to purchase DRUG SUBSTANCE before APPROVAL of BI Austria in the US as a cGMP manufacturer of DRUG SUBSTANCE, then the price at which BI AUSTRIA will sell such DRUG SUBSTANCE to InterMune will be negotiated by the Parties

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in good faith. If InterMune desires to purchase DRUG SUBSTANCE after APPROVAL of BI Austria in the US as a cGMP manufacturer of DRUG SUBSTANCE, then the price at which BI Austria will sell such DRUG SUBSTANCE to InterMune will be provided by BI Austria to InterMune as set forth in Exhibit 14. Should InterMune desire to fill and finish the DRUG SUBSTANCE in such newly developed configurations for clinical and/or commercial supply, InterMune shall provide written notice to BI Austria and shall first negotiate exclusively in good faith with BI Austria to have BI Austria fill and finish in such configurations; provided, however, that in the event the Parties are unable to reach agreement therefor within ninety (90) days after the aforementioned notice is provided by InterMune to BI Austria, InterMune shall have the right to fill and finish the DRUG SUBSTANCE in such newly developed configurations on its own or through a third party for clinical and/or commercial use.
     3.1.7 The Parties further acknowledge and agree that BI Austria will be required to subcontract to a third party the radioactive bioassay testing for the DRUG PRODUCT. The Parties will cooperate with one another and work together in good faith to decide upon the appropriate third party to conduct such bioassay testing. BI Austria shall assume the responsibility and cost for such bioassay testing within the framework of the MANUFACTURER’S RELEASE.
3.2 Forecasts
     3.2.1 No later than [***] prior to [***] of DRUG PRODUCT requested by InterMune for clinical and/or market supply, InterMune shall send to BI Austria a forecast for [***] (which forecast may commence on the first day of any calendar quarter). After such first forecast is given, InterMune will update the forecast on a [***] basis at the latest on the first day of each ensuing [***] [***] during the term of this Agreement. The forecast provided by InterMune shall become binding no later than [***] prior to the first delivery date of DRUG PRODUCT as follows: The first [***] of such forecast shall be firm (red zone). For [***] (blue zone) InterMune can reduce its forecast by [***] but only once in each one (1) of these quarters, and may increase its forecast by [***] once in each one (1) of these quarters. [***] will constitute a non-binding forecast (green zone). InterMune agrees to order the DRUG PRODUCT in filling lot quantities or multiples thereof. [***] Prior to InterMune submitting the first forecast required hereunder, the Parties will mutually agree upon the final lot size for each of the vials and syringes, which lot size will be within the applicable range set forth above.
     Following BI Austria’s and BI Pharma’s FDA approval to manufacture DRUG PRODUCT for market supply, InterMune shall order the requested amounts of DRUG PRODUCT. There shall be no annual minimum purchase obligations imposed upon InterMune for the DRUG PRODUCT unless and until results from InterMune’s daily INFERGEN® Phase III clinical trial (IRHC-0001) (“DIRECT TRIAL”) becomes available and such results are [***]

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[***] As of the date hereof, InterMune estimates that the results of the DIRECT TRIAL will be available in the [***] Within a reasonable amount of time, BI Austria and InterMune shall cooperate and work together in good faith to commence and conclude negotiations on the annual minimum and maximum purchase obligations for InterMune and the annual minimum and maximum supply obligations of BI Austria such that no later than two (2) years prior to the estimated time for BI Austria’s and BI Pharma’s FDA approval to manufacture DRUG PRODUCT for market supply, BI Austria and InterMune shall have reached agreement on the annual minimum and maximum purchase and supply obligations of the Parties, which agreement shall be set forth in a separate addendum hereto.
     3.2.2 If InterMune requires more DRUG PRODUCT than is set forth in the current firm forecast, BI Austria shall use commercially reasonable efforts in good faith to supply InterMune with DRUG PRODUCT as requested; provided that for the amounts of DRUG PRODUCT in excess of such forecast which BI Austria is unable to supply, despite such commercially reasonable efforts, InterMune may use a secondary source manufacturer in accordance with the procedures set forth in Section 3.7.
     3.2.3 If InterMune reduces the forecast for [***] by an amount in excess of [***] (net of any increases in actual orders for these [***] [***], then InterMune shall be [***] which was [***] of [***] [***] at the [***] [***] of the unit price of the DRUG PRODUCT then in effect.
     3.2.4 For planning purposes only, no later than January 31, 2006 InterMune will provide to BI Austria a non-binding estimate of InterMune’s requirements for the DRUG PRODUCT for the [***] following the estimated commercial market launch of each such presentation of the DRUG PRODUCT, which non-binding estimate shall be attached hereto as Exhibit 13.
3.3 Purchase Orders
     3.3.1 All purchases of DRUG PRODUCT hereunder shall be made pursuant to written purchase orders provided to BI Austria by InterMune. To the extent that the terms of a purchase order of InterMune or of BI Austria’s or BI Pharma’s “General Conditions of Sale” are inconsistent with the terms of this Agreement, this Agreement shall prevail.
     3.3.2 BI Austria shall guarantee that at the date of MANUFACTURER’S RELEASE all DRUG PRODUCT supplied to InterMune shall have a minimum residual shelf life of not less than [***] off the shelf life of the DRUG PRODUCT in existence at the date of the manufacturing of such DRUG PRODUCT. The Parties acknowledge and agree that the shelf life at the time of the manufacturing of the DRUG PRODUCT is dependent on the information on the current expiry of the DRUG PRODUCT.
     3.3.3 BI Austria shall ship all DRUG PRODUCT as set forth in Section 3.4 by the date and in the quantities specified in the applicable purchase order. BI Austria shall be obligated to accept any purchase order within the range of permitted variation in the forecasted quantities as

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set forth in Section 3.2.1. and 3.2.2. Any other purchase order shall be binding on BI Austria only if it is accepted by BI Austria, which acceptance shall not be unreasonably withheld. If BI Austria does not accept such a purchase order, then InterMune may use a secondary source manufacturer for such purchase order in accordance with the procedures set forth in Section 3.7.
     3.3.4 InterMune shall be obligated to buy and BI Austria shall be obligated to sell only the quantities of DRUG PRODUCT which are subject to a purchase order accepted by BI Austria. Any purchase order (or portion thereof) for which InterMune has not received a written rejection from BI Austria within [***] of BI Austria’s receipt of such purchase order shall be deemed accepted by BI Austria. Without limiting the generality of the foregoing, with respect to DRUG PRODUCTS ordered by InterMune for its clinical supply requirements, the number of vials or syringes supplied by BI Austria shall not exceed the number of vials or syringes subject to the applicable purchase order submitted by InterMune; provided, however, that if the number of vials or syringes BI Austria is able to supply falls below the number of vials or syringes ordered by InterMune in such purchase order and such lesser number is within a reasonable range of the number ordered by InterMune, BI Austria shall notify InterMune in writing and inquire as to whether such lesser number of vials or syringes is acceptable and if not, whether BI Austria should produce an additional batch of DRUG SUBSTANCE to produce enough vials or syringes to satisfy InterMune’s purchase order. If InterMune notifies BI Austria that such lesser number of vials or syringes is acceptable to InterMune, then the applicable purchase order shall be deemed to be amended to provide for such lesser number of vials or syringes and BI Austria shall be deemed to have accepted such purchase order in accordance with Section 3.3. On the other hand, if InterMune notifies BI Austria that BI Austria should manufacture an additional batch of DRUG SUBSTANCE to produce the number of vials or syringes ordered by InterMune in its purchase order submitted to BI Austria, then (i) the Parties will mutually agree upon a reasonable delivery date for such vials or syringes derived from such additional batch of DRUG SUBSTANCE, (ii) BI Austria shall be obligated to produce the additional batch of DRUG SUBSTANCE, (iii) InterMune shall be obligated to purchase any excess vials or syringes of DRUG PRODUCT produced by BI Austria from such additional batch of DRUG SUBSTANCE, (iv) the purchase order submitted to BI Austria by InterMune shall be deemed amended to account for any excess vials or syringes resulting from the additional batch of DRUG SUBSTANCE and to account for the agreed upon delivery date for the vials or syringes derived from such additional batch of DRUG SUBSTANCE and (v) such purchase order shall be deemed accepted by BI Austria in accordance with Section 3.3.
3.4 Shipment of DRUG PRODUCT and Material by BI Austria
     3.4.1 The DRUG PRODUCT and all material (e.g. samples) shall be shipped [***] either BI Pharma’s facility in Biberach, Germany or BI Austria’s facility in Vienna, Austria, as the case may be, to InterMune or as directed by InterMune, in accordance with Incoterms 2000 as published by the International Chamber of Commerce. InterMune’s designated carrier shall be used to ship DRUG PRODUCT to the site designated by InterMune. The Parties acknowledge and agree that the only deviation from the definition of “EX WORKS” is that BI Austria shall be responsible and bear the cost of stowage and loading the DRUG PRODUCT onto the InterMune designated carrier such that the risk of loss and title shall pass

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from BI Austria to InterMune only upon completion of the loading by BI Austria of the DRUG PRODUCT onto the InterMune designated carrier. Risk of loss in transit by InterMune’s designated contract carrier shall lie with InterMune, except where such loss is caused by BI Austria’s or BI Pharma’s negligence.
     3.4.2 BI Austria will provide or will have provided assistance to InterMune regarding necessary procedures for exportation and/or importation of DRUG PRODUCT. BI Austria shall also provide to InterMune every two (2) months the shipping schedule for the DRUG PRODUCT.
     3.4.3 In the event that DRUG PRODUCT, which has been ordered by InterMune pursuant to a purchase order is not shipped to InterMune within [***] calendar days of FINAL RELEASE for reasons solely and directly assignable to InterMune (e.g., lack of shipping instructions, etc.), the risk of the deterioration or perishing of the DRUG PRODUCT resulting therefrom passes to InterMune. BI Austria shall render invoice and InterMune shall pay for such DRUG PRODUCT when the invoice becomes due. BI Austria shall be entitle to claim reimbursement for commercially reasonable storage costs incurred by BI Austria after expiry of the [***] calendar day time limit. In the circumstances where InterMune has paid for the DRUG PRODUCT but such DRUG PRODUCT is not available for shipment (e.g., analytical testing issues, regulatory filing issues), the Parties will cooperate with one another in good faith and mutually agree with one another on the appropriate allocation between the Parties of risk of deterioration or perishing of the DRUG PRODUCT.
3.5 Testing and Rejection
     3.5.1 Within [***] business days of its receipt of DRUG PRODUCT at such destination as may be designated by InterMune, InterMune may perform such tests and samplings as are appropriate to determine whether such DRUG PRODUCT meets the applicable DRUG PRODUCT SPECIFICATIONS. If InterMune refuses acceptance of DRUG PRODUCT, then InterMune shall inform BI Austria in writing within [***] further business days of any aspect in which such DRUG PRODUCT fails to conform to the DRUG PRODUCT SPECIFICATIONS. If BI Austria does not receive such a notice within [***] business days of InterMune’s receipt of such DRUG PRODUCT, then InterMune shall be deemed to have accepted the DRUG PRODUCT; provided that InterMune shall have the right to revoke its acceptance of such goods if it later discovers latent defects. A latent defect is a deviation which constitutes a breach of one or more of BI Austria’s warranties pursuant to Sec. 9.2.1 through 9.2.5 of this Agreement, which was not reasonably discoverable at the time of receipt and the cause of which is assignable solely to BI Austria (or BI Pharma).
     3.5.2 If BI Austria receives a notice from InterMune pursuant to Section 3.5.1 that InterMune does not accept any DRUG PRODUCT supplied hereunder, then BI Austria shall immediately start re-testing the DRUG PRODUCT using the retained samples in order to evaluate process issues and other reasons for such non-compliance.
     3.5.3 Regardless of whether BI Austria agrees with InterMune’s rejection of such DRUG PRODUCT, if requested in writing by InterMune, BI Austria shall use reasonable efforts

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to promptly replace such allegedly defective DRUG PRODUCT, the costs of which shall be borne as set forth in Section 3.5.4.
     3.5.4 In the event that BI Austria’s re-testing does not verify InterMune’s reasons for rejecting such DRUG PRODUCT, the Parties shall mutually agree on an independent laboratory that shall determine by applying validated product-specific analytical methods whether such DRUG PRODUCT meets the DRUG PRODUCT SPECIFICATIONS. The conclusions of this independent laboratory shall be binding upon both Parties. If such laboratory determines that such DRUG PRODUCT does meet the DRUG PRODUCT SPECIFICATIONS, then InterMune shall [***]. If such laboratory determines that such DRUG PRODUCT does not meet the DRUG PRODUCT SPECIFICATIONS, then BI Austria shall [***]
     3.5.5 Neither Party may destroy any DRUG PRODUCT alleged not to meet the DRUG PRODUCT SPECIFICATIONS until the independent laboratory determines whether such DRUG PRODUCT meets the applicable DRUG PRODUCT SPECIFICATIONS and provides written notification to the Parties with respect to such determination, unless BI Austria accepts InterMune’s basis for such rejection. Thereafter, BI Austria shall have the obligation to destroy or have destroyed, at its cost, all such rejected DRUG PRODUCT. Upon BI Austria’s written request and at BI Austria’s cost, InterMune shall either destroy or return to BI Austria any rejected DRUG PRODUCT. The Parties agree that in the event of destruction of DRUG PRODUCT, the method of such destruction shall be in compliance with all applicable laws, rules and regulations.
     3.5.6 Claims on account of quantity, loss or damages to DRUG PRODUCT (other than claims that such DRUG PRODUCT does not meet the DRUG PRODUCT SPECIFICATIONS and latent defects not reasonably detectable upon inspection) will be dispatched by InterMune in writing within [***] business days following receipt thereof. BI Austria shall use reasonable efforts to replace the quantity of goods which such claims apply, which replacement shall be at InterMune’s expense unless such claims are due to the negligence of BI Austria.
3.6 Increase of Manufacturing Capacity
     3.6.1 As set forth in Section 3.2.1, the Parties will agree upon the annual minimum and maximum supply obligations of BI Austria no later than two (2) years prior to the estimated time for BI Austria’s and BI Pharma’s FDA approval to manufacture DRUG PRODUCT for market supply, which supply capacity obligations shall be set forth in a separate addendum hereto. After the annual minimum and maximum purchase and supply obligations of the Parties are agreed upon, should it become at any time apparent that a higher DRUG PRODUCT demand is necessary, InterMune will notify BI Austria thereof. BI Austria shall inform as soon as reasonably possible InterMune of the respective costs for guaranteeing the appropriate reserved capacity for manufacturing the amount exceeding the original amount agreed upon by the Parties. Upon agreement on the costs BI Austria shall reserve the capacity needed for the increased demand of DRUG PRODUCT.

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3.7 Second Source Manufacturer
     3.7.1 BI Austria acknowledges that it is critical that InterMune be ensured continuity of supply of DRUG PRODUCT for use in clinical trials and market supply. BI Austria shall ensure continuity of supply of DRUG PRODUCT for use in clinical trials and market supply. Nevertheless, due to the potentially growing market demand of DRUG PRODUCT, BI Austria’s ability to manufacture and supply DRUG PRODUCT shall be carefully observed. Should at any time BI Austria have any indication that continuity of supply can not be ensured, BI Austria shall immediately inform InterMune thereof in writing. In this event the matter would be immediately forwarded to the STEERING COMMITTEE to discuss second source manufacture of DRUG PRODUCT reasonably and in good faith.
     3.7.2 In the event the STEERING COMMITTEE decides that it is appropriate for InterMune to establish a second source manufacturer, InterMune agrees to provide the first opportunity to qualify as a second source manufacturer for PRODUCT to a BI Austria AFFILIATE. If such an AFFILIATE is — as foreseeable — unable to supply InterMune’s DRUG PRODUCT requirements then InterMune shall be free to choose an alternate supplier. In this case BI Austria shall assist InterMune in transferring the MANUFACTURING PROCESS to a third party supplier by providing reasonable technical assistance and documentation as necessary for a transfer to a party well skilled in the manufacture of such biotech products at InterMune’s cost.
     3.7.3 In addition, the parties, through the STEERING COMMITTEE shall work together in good faith to develop a risk mitigation plan to minimize any risk of interruption in the supply of DRUG PRODUCT for use in clinical trials and market supply, which plan may include, among other things, production of excess DRUG PRODUCT or materials relating thereto (e.g., DRUG SUBSTANCE) that can be used as a buffer and/or the off-site storage of certain DRUG PRODUCT or materials relating thereto.
3.8 MATERIAL SUPPLY BREACH
     3.8.1 In the event of a MATERIAL SUPPLY BREACH, InterMune shall provide BI Austria written notification of such MATERIAL SUPPLY BREACH. Upon BI Austria’s receipt of such notice, the Parties will promptly (but in no event any later than [***] business days from the date of InterMune’s notice to BI Austria of the MATERIAL SUPPLY BREACH) agree upon a timetable (not to exceed [***] months) and activity plan pursuant to which BI Austria will cure such MATERIAL SUPPLY BREACH. In the event that the Parties are unable to agree upon a timetable and activity plan within the aforementioned [***] business day period after good faith discussions and negotiations, InterMune shall [***]. In the event the Parties do agree upon a timetable and activity plan and BI Austria fails to cure such MATERIAL SUPPLY BREACH within the agreed upon timetable and activity plan, InterMune shall have the right to [***].

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     In the event, that
     (i) BI Austria AFFILIATE can not qualify as a second source manufacturer for DRUG PRODUCT or
     (ii) in the event such a BI Austria AFFILIATE is — as foreseeable — unable to supply InterMune’s DRUG PRODUCT requirements and
     (iii) provided that DRUG PRODUCT supply as requested by InterMune by a different second source manufacturer, a company experienced in manufacturing of biopharmaceuticals derived from [***] and selected by InterMune could demonstrably take place earlier than a MATERIAL SUPPLY BREACH by BI Austria could be remedied, BI Austria shall assist InterMune as requested in [***] [***]
     3.8.2 In the event that BI Austria reasonably anticipates that there is a substantial likelihood that a MATERIAL SUPPLY BREACH will occur, BI Austria shall promptly notify InterMune in writing thereof. Upon receipt of such notice, the Parties shall promptly confer to discuss the circumstances and magnitude of such potential MATERIAL SUPPLY BREACH, and to determine in good faith whether there are any reasonable steps that BI Austria could take to avoid such MATERIAL SUPPLY BREACH. If InterMune is not reasonably satisfied that BI Austria will be able to avoid such MATERIAL SUPPLY BREACH, then InterMune shall forward this issue to the STEERING COMMITTEE to determine whether it is necessary or desirable to establish a second source manufacturer in accordance with Section 3.7.
3.9 Quality Agreement
     Promptly after the Effective Date, the Parties shall enter into good faith negotiations for an appropriate Quality Agreement which shall be in final form and executed by the Parties not later than one hundred fifty (150) calendar days after the Effective Date. Such Quality Agreement shall contain such terms and conditions as are customary for the manufacture of pharmaceutical products, including but no limited to storage of records, retention of samples and the like.
4. Prices and Payment
     4.1 The prices to be paid by InterMune for the SERVICES and DRUG PRODUCT/DRUG SUBSTANCE provided hereunder have been agreed to by the Parties and are listed in Exhibit 9

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and Exhibit 14, respectively. The Parties acknowledge and agree that as of the Effective Date hereof, InterMune has paid to BI Austria and BI Austria has received from InterMune an amount equal to [***]. In addition, upon execution of this Agreement, InterMune shall pay to BI Austria an amount equal to 12,080,000 Euros. The [***] and 12,080,000 Euro payments result from [***].
     The price for the DRUG PRODUCT will be adjusted year by year in accordance with the average of [***] Payments by InterMune to BI Austria hereunder shall be in Euros; provided, however, that on each invoice, the applicable exchange rate to convert Euros to US Dollars as of the invoice date shall be noted. [***].
4.2 [Intentionally omitted.]
4.3 The price for any services constituting OTHER SERVICES hereunder will be agreed upon by the Parties at the time the Parties agree on the scope of such OTHER SERVICES. For accounting purposes, BI Austria may render an invoice to InterMune for any such OTHER SERVICES which are part of an overall work package (work in progress) performed and completed (discrete and definable sub-packages) as of the December 31st of each year during the term of this Agreement, even if the overall work package to which such services or performances apply, has not yet fully been completed.
4.4 The price for the SERVICES, OTHER SERVICES and purchase price for DRUG PRODUCT shall be paid to BI Austria no later than [***] [***] after the date that BI Austria’s invoice is received by InterMune.
     4.4.1 Payment of the invoice amounts shall be made in Austria, [***] into an account with such Austrian credit institution as shall be notified by BI Austria to InterMune from time to time.
     4.4.2 All payments owed to BI Austria by InterMune on the basis of accounts rendered shall be made in such a way that [***] shall be [***] that are [***] on such invoice amounts (e.g. customs duties, VAT, but specifically excluding income taxes). In the event of a default in payment for whatever reason, default interest at a rate of [***] p.a. shall be payable on the outstanding amount due. BI Austria reserves the right to claim any damage exceeding such amount that shall have been caused by such delay, subject to Section 11.1.

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5. Quality Assurance and compliance with law
5.1 RELEASE of Product
     5.1.1 BI Austria shall be responsible for the MANUFACTURER’S RELEASE of DRUG PRODUCT according to the DRUG PRODUCT SPECIFICATIONS, the cGMP requirements and all applicable Austrian and German laws. BI Austria shall certify in writing that each shipment lot of DRUG PRODUCT was produced and tested in compliance with (i) the SPECIFICATIONS, (ii) the cGMP requirements and (iii) all applicable laws, regulations and ordinances of the jurisdiction in which such manufacture occurs.
     5.1.2 BI Austria shall provide to InterMune, through BI Pharma, such documents similar to the QUALITY REQUIREMENTS FOR MANUFACTURING TRANSFERS as listed in Exhibit 8 including but not limited to a COA and COC signed by the appropriate personnel as defined in BI Austria’s Quality Management System for each shipment lot of DRUG PRODUCT from BI Pharma’s manufacture site in Biberach, Germany in order to prove BI Austria’s compliance with the Article 5.1.1.
5.2 Storage of Records and Batch Samples
     5.2.1 BI Austria shall maintain in compliance with cGMP standards all batch samples and all records required by law or as otherwise mutually agreed in writing by the Parties (i.e. batch records, analytical raw data) necessary to evidence compliance with all its obligations under this Agreement and relating to the manufacture of the DRUG SUBSTANCE and of DRUG PRODUCT. The documentation concerning manufacture of DRUG SUBSTANCE shall be stored at BI Austria and concerning manufacture of DRUG PRODUCT shall be stored in Biberach. Storage of retained samples of DRUG SUBSTANCE as well as DRUG PRODUCT shall be at BI Austria.
     5.2.2 Copies of all documentation and information relating to the manufacture, processing, packaging and shipping of DRUG PRODUCT and/or required to support InterMune’s BLA or other regulatory submissions, including but not limited to information relating to batch records, methods, equipment and the facility, will be provided by BI Austria to InterMune for review and inclusion as necessary in InterMune’s regulatory submissions.
     5.2.3 All such records shall be maintained for a period not less than five (5) years from the date of expiration of each batch of DRUG PRODUCT to which such records pertain, or such longer period as may be required by local law and the rules or regulations of the FDA or other applicable HEALTH AUTHORITIES. Following the expiration of such required retention period, prior to the destruction of any such record, BI Austria shall give written notice thereof to InterMune, and InterMune shall have the right to request, receive and retain such records with no further compensation to BI Austria. Samples shall be maintained for such period of time and may be provided to InterMune as set forth in the Quality Agreement.

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5.3 Final Release
     FINAL RELEASE of DRUG PRODUCT supplied by BI Austria and/or BI Pharma hereunder for use in humans shall solely be made by and under the responsibility of InterMune. InterMune may perform on-site review of DRUG SUBSTANCE specific documentation for FINAL RELEASE of any batch of DRUG PRODUCT at times to be mutually agreed upon between the Parties in good faith, but in no event later than [***] calendar days after access is provided to InterMune to MANUFACTURER’S RELEASE documentation by BI Austria. If InterMune does not perform FINAL RELEASE within the aforementioned [***] calendar day period, DRUG PRODUCT shall be deemed accepted by InterMune unless InterMune has communicated with BI Austria about DRUG PRODUCT related issues which could prevent InterMune from performing the FINAL RELEASE within the aforementioned time period.
5.4 Third Party Services
     Except as specifically provided for herein, BI Austria will not contract out to any third party any part of the SERVICES or OTHER SERVICES or the manufacture and testing of DRUG SUBSTANCE or DRUG PRODUCT, without prior written approval from InterMune, which shall not be unreasonably withheld.
5.5 Consent to Changes
     BI Austria will not make any changes to BI Austria’s, and shall ensure that BI Pharma shall not make any changes to BI Pharma’s, respective manufacturing facilities, equipment, testing procedures, validation, suppliers of raw materials and components or documentation systems that are related to or would have an impact on the DRUG PRODUCT and having a non-trivial impact on the DRUG PRODUCT, without the prior written consent of InterMune and solely as is permitted by cGMP. In the event that a supplier of raw material is unable to deliver the respective raw material in time for scheduled manufacturing BI Austria is free to choose another supplier, provided that such supplier supplies such raw material that fully meets the respective raw material specification, and subject to BI Austria’s providing InterMune prior written notice thereof.
5.6 Inspections by HEALTH AUTHORITIES
     5.6.1 BI Austria shall secure that during APPROVAL inspections at BI Austria’s and/or BI Pharma’s facilities by any applicable HEALTH AUTHORITIES, BI Austria shall give InterMune prior written notice thereof promptly following BI Austria’s receipt of notice of such inspection, so that representatives of InterMune may attend and participate in such inspections, for example, to answer DRUG PRODUCT and clinical trial related questions.
     5.6.2 BI Austria shall advise, and shall ensure that BI Pharma shall advise, InterMune in writing immediately of any requests by any applicable HEALTH AUTHORITIES for inspections at either of BI Austria’s or BI Pharma’s facilities, but in any event, no later than [***] business days prior to the scheduled date of such inspection. Upon reasonable notice, InterMune or its representatives may attend only such portions of such inspections or audits that deal with DRUG PRODUCT related issues, due to BI Austria’s other secrecy obligations.

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Access to such facilities may be subject to reasonable restrictions customarily placed upon visitors to the site.
     5.6.3 BI Austria also agrees to notify InterMune within [***] business days of any written or oral inquiries, notifications, or inspection activity by any HEALTH AUTHORITIES (or any third party authorized by the HEALTH AUTHORITIES) in regard to DRUG PRODUCT. BI Austria shall provide a reasonable description to InterMune of any such inquiries, notifications or inspections promptly (but in no event later than [***] business days) after such visit or inquiry. BI Austria shall furnish to InterMune (a) as soon as possible but in no event more than [***] business days after receipt, any report or correspondence issued by the HEALTH AUTHORITIES (or a third party authorized by a HEALTH AUTHORITIES) in connection with such visit or inquiry, including but not limited to, any FDA Form 483 (List of Inspectional Observations) or warning letter, and (b) not later than [***] business days prior to the time it provides to a HEALTH AUTHORITY, copies of any and all proposed written responses or explanations relating to items set forth above (each, a “Proposed Response”), in each case purged only of trade secrets or other confidential or proprietary information of BI Austria that are unrelated to its obligations under this Agreement or are unrelated to DRUG PRODUCT. BI Austria shall discuss with InterMune any comments provided by InterMune on the Proposed Response; provided that InterMune shall have the final decision with respect to those portions of the final written response or explanation to be provided to the HEALTH AUTHORITIES that relate to DRUG PRODUCT manufactured hereunder. After the filing of a response with the appropriate HEALTH AUTHORITIES, BI Austria will notify InterMune of any further contacts with the HEALTH AUTHORITIES relating to BI Austria’s manufacture of DRUG PRODUCT hereunder.
     5.6.4 BI Austria shall promptly correct, and shall ensure that BI Pharma shall promptly correct, any facility-related violations or deficiencies promptly at its own expense. Process-related violations or deficiencies that are solely DRUG SUBSTANCE or DRUG PRODUCT-specific shall be corrected promptly by BI Austria or BI Pharma, respectively, at InterMune’s cost.
5.7 Audits by InterMune
     5.7.1 InterMune shall have the right to inspect and audit both of BI Austria’s and BI Pharma’s manufacturing facilities and records for regulatory compliance. These audits shall occur once per calendar year upon reasonable notice, and more frequently for good and reasonable cause. BI Austria shall respond in writing to InterMune regarding any items of non-compliance with cGMP identified by InterMune during such audits, whether with respect to the BI Austria or the BI Pharma facility, within [***] business days of InterMune’s notice thereof, and without delay remedy any such agreed upon items of non-compliance with cGMP.
     5.7.2 If BI Austria can not remedy such non-compliance, whether with respect to the BI Austria or the BI Pharma facility, within [***] business days of notice thereof BI Austria’s response shall include a written plan and timetable including reasonable timelines. Considering the fact that BI Austria is dependent on certain third parties to supply services to it, BI Austria shall use best efforts to assign such timelines to these third parties accordingly in order to meet all timelines for such remedy. Such plan and timetable shall be subject to

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InterMune’s approval, which shall not unreasonably be withheld. In the event that BI Austria does not respond with a plan and timetable as described above within such [***] day period, or InterMune does not approve such proposed plan and timetable for good reason, the issue shall be forwarded to the STEERING COMMITTEE for resolution. In the event InterMune approves such plan and timetable, but BI Austria fails to remedy such non-compliance in accordance with such plan and timetable, then InterMune shall [***]
5.8 Manufacturing Facilities
     BI Austria represents and warrants that it and BI Pharma shall obtain all relevant APPROVALS required by the relevant HEALTH AUTHORITIES for each of their respective manufacturing facilities and that each of their respective manufacturing facilities conform, and will during the term of this Agreement conform, to the cGMP.
5.9 Compliance with Law
     5.9.1 BI Austria shall comply, and shall ensure that its subcontractor BI Pharma shall comply with, all local applicable rules, laws and regulations (including without limitation cGMP) in performing its obligations under this Agreement. InterMune shall comply with all applicable rules, laws and regulations in performing its obligations under this Agreement.
     5.9.2 All costs in connection with maintaining BI Austria’s and BI Pharma’s compliance with all applicable local regulatory requirements and cGMP in performing under this Agreement, including but not limited to the maintenance and upgrading of all technical facilities and infrastructure and the training of personnel, shall be borne by BI Austria. BI Austria shall obtain and maintain, and shall ensure that BI Pharma obtains and maintains, all permits and licenses necessary to its performance under this Agreement at their own expense. All costs resulting out of the SERVICES carried out at BI Austria or BI Pharma, respectively, related to compliance with regulatory requirements that were not in effect as of the Effective Date concerning equipment and systems solely DRUG PRODUCT-related shall be at InterMune’s expense.
5.10 Environmental
     BI Austria shall, and shall ensure that BI Pharma shall, properly dispose of any and all hazardous waste materials involved with the manufacture of DRUG SUBSTANCE and DRUG PRODUCT that are generated or resulting from the activities performed hereunder, if any, in full compliance with all applicable local laws and regulations at BI Austria’s sole liability and expense.
6. Co-operation and co-ordination between the Parties
6.1 PROJECT TEAM
     6.1.1 The day-to-day responsibilities of the Parties with respect to the SERVICES, OTHER SERVICES and the manufacturing and supply of DRUG SUBSTANCE and DRUG

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PRODUCT shall be overseen by the PROJECT TEAM, which shall be responsible for deciding operational and scientific issues arising out of the SERVICES, the OTHER SERVICES or the manufacturing and supply of DRUG SUBSTANCE and DRUG PRODUCT and unanimously agreeing in good faith with respect to the monitoring of the SERVICES, the OTHER SERVICES and the manufacturing and supply of DRUG SUBSTANCE and DRUG PRODUCT.
     6.1.2 The PROJECT TEAM shall consist of a team consisting of equal numbers of people, if feasible, each appointed by InterMune and BI Austria and notified to the other, which appointees may be changed from time to time by the appointing Party on written notice to the other Party. Each member of the PROJECT TEAM shall be a person of appropriate skill and experience. Either Party may change its own designated PROJECT TEAM members provided, however that the total number of members of the PROJECT TEAM may not be changed if feasible, nor the number of members representing InterMune decreased, without the Parties’ prior written agreement. InterMune’s and BI Austria’s respective members of the PROJECT TEAM as of the Effective Date are listed in Exhibit 6.
     6.1.3 During the term of this Agreement, the PROJECT TEAM shall meet regularly to communicate updates and provide a forum for decision-making and rapid resolution of issues arising under this Agreement. Meetings of the PROJECT TEAM may be conducted by telephone conference, videoconference or face-to-face meetings as agreed by the PROJECT TEAM, provided that the PROJECT TEAM shall meet at least once a year in a face-to-face meeting at a mutually agreed location.
     6.1.4 Decisions of the PROJECT TEAM shall be reflected in the approved minutes. Meeting minutes shall be prepared jointly by the PROJECT MANAGERS to record all issues discussed and decisions. Minutes that have not been objected to in writing by a Party within six (6) business days of receipt thereof shall be deemed approved by such Party and followed by issuance of one (1) copy of the minutes duly executed by the Parties’ PROJECT MANAGER.
     6.1.5 In the event that the PROJECT TEAM is unable to reach agreement on any issue and is unable to make decisions arising out of operational and scientific issues within ten (10) business days, each Party may call in an expert of its own choice to render advice to the PROJECT TEAM. Based on the advice of such expert(s) and the team members’ know-how, the PROJECT TEAM will try to resolve such issue. In the event that the PROJECT TEAM fails to reach agreement on an issue within thirty (30) business days of first undertaking resolution of such issue, such issue shall then be referred to the STEERING COMMITTEE for immediate resolution.
     6.1.6 The Parties’ respective members of the PROJECT TEAM shall cooperate with one another in good faith to ensure the timely reporting of any issues arising under this Agreement that may come to a Party’s attention and to agree on a path forward to resolve such issues as promptly as possible. Furthermore, the Parties’ respective members of the PROJECT TEAM shall use their best efforts to provide to one another documents as far in advance as possible so the members will have a reasonably sufficient time period to adequately review such documents without danger of causing any delay in the activities set forth in this Agreement. This Section 6.1.6 is not intended to and shall not effect any specific timelines for the performance of obligations set forth elsewhere in this Agreement.

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6.2 Steering Committee
     6.2.1 The Parties shall create a STEERING COMMITTEE consisting of the PROJECT MANAGER of each Party and authorized representatives who shall be appointed by InterMune and by BI Austria in equal numbers, if feasible, and notified to the other Party. The STEERING COMMITTEE shall be responsible for unanimously agreeing in good faith all issues on which the PROJECT TEAM has been unable to reach agreement and, where possible, make decisions arising out of such issues as well as carry out the specific functions, including but not limited to decisions with an impact on costs and timelines of the SERVICES or OTHER SERVICES to be carried out under this Agreement. Each Party may change its own designated STEERING COMMITTEE members by providing written notice thereof to the other Party; provided, however that the total number of members of the STEERING COMMITTEE may not be changed, if feasible, nor the number of members representing InterMune decreased, without the Parties’ prior written agreement. The members of the STEERING COMMITTEE are listed in Exhibit 11.
     6.2.2 The STEERING COMMITTEE shall attempt in good faith to expeditiously and fairly resolve all issues before it. In the event that the STEERING COMMITTEE is unable to agree on an action plan to resolve any issue before it within fifteen (15) business days from the date that such issue is referred to it, such issue shall be referred to the Chief Executive Officer of InterMune and the Chief Executive Officer/Managing Director of BI Austria for prompt, good faith resolution. If such individuals do not reach agreement on such issue within fifteen (15) days of such referral, then each Party shall be free to pursue all available legal and/or equitable remedies.
6.3 Limitation of Powers
     The powers of the PROJECT TEAM and the STEERING COMMITTEE are limited to those expressly set forth in this Agreement. Without limiting the generality of the foregoing, neither the PROJECT TEAM nor the STEERING COMMITTEE shall have the right to amend this Agreement except as may be expressly provided for in this Agreement. The actions of the PROJECT TEAM and/or the STEERING COMMITTEE shall not substitute for either Party’s ability to exercise any right, nor excuse the performance of any obligation, set forth herein.
7. intellectual Property and Licenses
7.1 The ownership of INTERMUNE’S TECHNOLOGY shall remain with InterMune and shall not vest in BI Austria.
7.2 The ownership of BI AUSTRIA’S TECHNOLOGY shall remain with BI Austria and shall not vest in InterMune.
7.3 BI Austria shall retain ownership of BI AUSTRIA’S IMPROVEMENTS. BI Austria hereby grants to InterMune an irrevocable, non-terminable, non-exclusive, perpetual, sublicenseable, royalty-free license under BI AUSTRIA’S IMPROVEMENTS to develop, use, make, have made, import, offer for sale and sell LICENSED PRODUCTS as defined in the SIDE LETTER AGREEMENT in the TERRITORY, whereby InterMune shall assume the costs to be

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paid by BI Austria for awards to inventors of BI AUSTRIA’S IMPROVEMENTS, as such awards are set forth in written agreements between BI Austria and such inventor or in an applicable industry labor contract.
7.4 [Intentionally omitted.]
7.5 InterMune hereby grants to BI Austria (with the right to sublicense solely to BI Pharma) a non-exclusive, nontransferable license to use INTERMUNE’S TECHNOLOGY and AMGEN TECHNOLOGY solely for the purpose of (a) performing the SERVICES and (b) manufacturing and supplying the DRUG SUBSTANCE and DRUG PRODUCT for InterMune, as provided in this Agreement. The license granted under this Section shall automatically terminate upon the expiration or termination of this Agreement.
7.6 The Parties agree that the terms of the SIDE LETTER AGREEMENT are hereby incorporated by reference in this Agreement and that this Agreement shall constitute the “Manufacturing Sublicense” as defined in the SIDE LETTER AGREEMENT for purposes thereof. Notwithstanding anything to the contrary contained herein, in the event of any conflicts between the terms set forth in this Agreement and those set forth in the SIDE LETTER AGREEMENT, the SIDE LETTER AGREEMENT will govern to the extent of those conflicts.
8. Complaints; Adverse Events; Recalls
8.1 InterMune shall inform BI Austria of any complaints, adverse reaction reports, safety issues or toxicity issues relating to any DRUG PRODUCT of which it becomes aware, regardless of the origin of such information, within the time frame required by cGMP but in no event later than two (2) days from the initial complaint or report.
     8.1.1 InterMune shall retain and manage complaints in accordance with cGMP. The Parties hereby agree to cooperate with one another and with any HEALTH AUTHORITY in the evaluation and investigation of any complaint, claim or adverse reaction report related to the manufacture of such DRUG PRODUCT with the intention of complying with cGMP.
     8.1.2 If any such event occurs, BI Austria shall retain any unused supplies of such DRUG PRODUCT and its associated components, and all associated batch and other production records in such manner as InterMune may reasonably direct, and at InterMune’s expense, except to the extent such event is caused by BI Austria’s wrongful act or omission. BI Austria agrees to respond to InterMune in respect to such complaint investigations involving BI Austria’s manufacturing of a DRUG PRODUCT, SERVICES or OTHER SERVICES rendered hereunder as soon as reasonably possible but in any case within [***] days from receipt by BI Austria of the report of such complaint and sample (if available), or in the case of a serious adverse event, within [***] from receipt of the report of such complaint and sample (if available). InterMune and/or its designee shall serve as the sole point of contact with the FDA or other applicable HEALTH AUTHORITY concerning any complaints, adverse reaction reports, safety issues or toxicity issues with respect to DRUG PRODUCT.

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8.2 If either Party becomes aware at any time of any defect or the possibility of any defect associated with any DRUG PRODUCT manufactured by BI Austria hereunder, such Party will notify the other Party immediately and confirm the notification as soon as possible in writing.
8.3 InterMune shall notify BI Austria promptly if any DRUG PRODUCT manufactured by BI Austria hereunder is the subject of a recall and InterMune and/or its designee shall have the sole responsibility for the handling and disposition of such recall. In the event that a recall is reasonably deemed by InterMune as required in connection with BI Austria’s breach of any of its warranties set forth in Section 9.2 hereof, which reasonableness shall be measured against whether a reasonable third party in the position of InterMune would conduct a recall if it was faced with the same facts and circumstances, BI Austria shall (i) either, at InterMune’s option, [***] InterMune for [***] of such DRUG PRODUCT or [***] the non-conforming DRUG PRODUCT with conforming DRUG PRODUCT [***] (ii) [***] InterMune for [***] and [***] (including, without limitation, the [***] [***] and for [***] conforming DRUG PRODUCT, (iii) [***] InterMune the [***] for [***] and (iv) [***] InterMune for [***] with the actual conduct of such DRUG PRODUCT recall, but only to the extent that the [***] and provided, however, that [***] shall not exceed an amount that equals [***] In all other events of a recall, all [***] by InterMune. InterMune and/or its designee shall serve as the sole point of contact with the FDA or other applicable HEALTH AUTHORITY concerning any recall, market withdrawal or field correction with respect to the DRUG PRODUCT. Nothing set forth in this Section 8.3 shall limit BI Austria’s indemnification obligations set forth in Section 10.
8.4 Insurance
     During the term of this Agreement, the Parties shall maintain product liability insurance in such amounts and with such scope of coverage as are adequate to cover the Parties’ obligations under this Agreement and as appropriate for companies of like size, taking into account the scope of activities contemplated herein. Notwithstanding the foregoing the Parties shall maintain minimum limits of liability of [***] per occurrence and in the aggregate annually. The Parties shall provide to each other within ten (10) business days of execution of this Agreement and thereafter, once a year upon the other Party’s request, a certificate of insurance evidencing the respective Party’s product liability insurance. In addition to the foregoing coverage, the Parties shall maintain Comprehensive General Liability Insurance for limits of not less than [***] combined single limit for bodily injury and broad form property damage.

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9. Representations And Warranties
9.1 Each Party hereby represents and warrants to the other Party that: (a) the person executing this Agreement is authorized to execute this Agreement; (b) this Agreement is legal and valid and the obligations binding upon such Party are enforceable by their terms; and (c) the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which such Party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.
9.2 BI Austria represents and warrants that:
     9.2.1 All DRUG SUBSTANCE manufactured hereunder shall — at the date of shipment to InterMune (if applicable) — conform to DRUG SUBSTANCE SPECIFICATIONS;
     9.2.2 All DRUG PRODUCT manufactured and supplied hereunder shall — at the date of shipment - conform to the DRUG PRODUCT SPECIFICATIONS;
     9.2.3 All DRUG SUBSTANCE and DRUG PRODUCT manufactured and supplied hereunder shall be manufactured in accordance with the MANUFACTURING PROCESS;
     9.2.4 All DRUG SUBSTANCE and DRUG PRODUCT manufactured hereunder shall be manufactured, handled, stored and transported (from BI Austria to BI Pharma) in accordance with the cGMP requirements and all applicable laws, regulations and ordinances of the jurisdiction in which such manufacture occurs.
     9.2.5 No DRUG PRODUCT manufactured and supplied to InterMune hereunder shall be (i) adulterated or misbranded by BI Austria within the meaning of the FD&C Act, or (ii) an article that may not be introduced into interstate commerce under the provisions of Sections 404 or 505 of the FD&C Act; and
     9.2.6 BI Austria shall not use and shall secure that BI Pharma shall not use in any capacity the services of any persons debarred under 21 U.S.C. sections 335 (a) and 335 (b) in connection with the manufacture of the DRUG PRODUCT under this Agreement.
9.3 Except as expressly provided for herein, BI Austria makes no further warranties of the merchantability or fitness of the DRUG PRODUCT or any warranties of any other nature, express or implied.
10. Indemnification
10.1 Subject to Section 10.3., BI Austria shall indemnify, defend and hold harmless InterMune and its officers, directors, employees and agents from and against [***] (collectively, “LIABILITIES”) arising out of or resulting from [***] by BI Austria or BI Pharma relating to the subject matter of this Agreement, or [***] in

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[***] (except to the extent such LIABILITIES arose or resulted from any willful or negligent act or omission by InterMune).
10.2 Subject to Section 10.3, InterMune shall indemnify, defend and hold harmless BI Austria and its officers, directors, employees and agents from and against all LIABILITIES arising out of or resulting from [***] matter of this Agreement, or the [***] that arises out of this Agreement (except to the extent such LIABILITIES arose or resulted from any willful or negligent act or omission by BI Austria or BI Pharma or [***] or [***]
10.3 A Party and its directors, officers, employees and agents which intends to claim indemnification under this Article 10 (each, an “INDEMNITEE”) shall promptly notify the other Party (the “INDEMNITOR”) in writing of any action or claim by a third party against the INDEMNITEE or of other matter in respect of which the INDEMNITEE intend to claim such indemnification; provided, however, that the failure to provide such notice within a reasonable period of time shall not relieve the INDEMNITOR of any of its obligations hereunder except to the extent that the INDEMNITOR is prejudiced by such failure. The INDEMNITEE shall permit the INDEMNITOR at the INDEMNITOR’s discretion to settle any such action, claim or other matter, and the INDEMNITEE agrees to the complete control of such defense or settlement by the INDEMNITOR. Notwithstanding the foregoing, the INDEMNITOR shall not enter into any settlement that would adversely affect the INDEMNITEE’s rights hereunder, or impose any obligations on the INDEMNITEE in addition to those set forth herein in order for it to exercise such rights, without INDEMNITEE’s prior written consent, which shall not be unreasonably withheld or delayed. In any action, claim or other matter where the INDEMNITOR does not assume control of the proceeding, such action, claim or proceeding shall not be settled without the prior written consent of the INDEMNITOR, which shall not be unreasonably withheld or delayed. The INDEMNITOR shall not be responsible for any attorneys’ fees or other costs incurred other than as provided herein. The INDEMNITEE shall cooperate fully with the INDEMNITOR and its legal representatives in the investigation and defense of any action, claim or other matter covered by the indemnification obligations of this Article 10. The INDEMNITEE shall have the right, but not the obligation, to be represented in such defense by counsel of its own selection and at its own expense.
11. Limitations On Liability
11.1 In no event shall either Party be liable to the other Party for any consequential, incidental, special or indirect damages arising in connection with this Agreement except in the case of willful misconduct or omission by such Party.
11.2 BI Austria’s liability under this Agreement shall [***] [***] [***] [***] under this Agreement except such limitation on liability shall not apply for [***] by BI Austria.

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12. Confidentiality
12.1 Each Party shall treat confidentially all CONFIDENTIAL INFORMATION of the other Party, and shall not use or disclose such CONFIDENTIAL INFORMATION other than it is expressly permitted under this Agreement. Each Party will take steps to protect the other Party’s CONFIDENTIAL INFORMATION that are at least as stringent as the steps such Party uses to protect its own CONFIDENTIAL INFORMATION, but in no event shall be less than reasonable. Each Party may disclose the other Party’s CONFIDENTIAL INFORMATION to employees, contractors and agents (and in the case of BI Austria as the disclosing party, to BI Austria’s AFFILIATE BI Pharma) who are bound by written obligations of confidentiality and non-use consistent with those set forth in this Agreement. The Party disclosing the other Party’s CONFIDENTIAL INFORMATION to its employees, contractors and agents (and in the case of BI Austria as the disclsing party, to its AFFILIATE BI Pharma) shall be responsible for any breach of the confidentiality obligations by such parties.
12.2 Each Party may disclose Confidential Information of the other Party hereunder to the extent that such disclosure is reasonably necessary for prosecuting or defending litigation, complying with applicable government regulations, conducting preclinical or clinical trials or obtaining marketing approval for the DRUG PRODUCT, provided that if a Party is required by law or regulation to make any such disclosure of the other Party’s CONFIDENTIAL INFORMATION it will, except where impracticable for necessary disclosures, give reasonable advance notice to the other Party of such disclosure requirement and will use its best efforts assist such other Party to secure a protective order or confidential treatment of such CONFIDENTIAL INFORMATION required to be disclosed.
12.3 Neither Party shall disclose CONFIDENTIAL INFORMATION of the other Party in any patent filings without the prior written consent of such other Party.
12.4 The Parties agree that, except as may otherwise be required by applicable laws, regulations, rules, or orders, including without limitation the rules and regulations promulgated by the US Securities and Exchange Commission, and except as may be authorized in Section 12.2, no material information concerning this Agreement and the transactions contemplated herein shall be made public by either Party without the prior written consent of the other. The Parties agree that the public announcement of the execution of this Agreement shall be by one or more press releases mutually agreed to by the Parties. The Parties shall agree in advance on a period of time for review of such draft press release, which period of time shall not exceed ten (10) calendar days from the date of receipt by the other Party of the draft press release. In the event of a failure of a Party to return a draft of a press release with its proposed amendments or modifications to such press release to the other Party within such ten (10) calendar days of such Party’s receipt of such press release, the other Party shall be free to proceed with the press release without giving the Party any further opportunity for providing input. Each Party agrees that it shall cooperate fully and in a timely manner with the other with respect to all disclosures to the Securities and Exchange Commission and any other governmental and regulatory agencies. In the event a Party is required to file a copy of this Agreement pursuant to the rules and regulations promulgated by the US Securities and Exchange Commission, such Party shall seek appropriate confidential treatment of CONFIDENTIAL INFORMATION of the other Party

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(e.g., financial terms, trade secrets, or other confidential commercial information). Prior to the submission of a copy of this Agreement for filing, the Party required to make such submission shall provide written notice to the other Party about the submission and to the extent confidential treatment is sought, shall give the other Party a reasonable amount of time to comment on such submission (not to exceed twenty-one (21) calendar days) from the date of the notice and shall use its reasonable efforts to incorporate the other Party’s comments, if any for confidential treatment.
12.5 This confidentiality obligations of this Article 12 shall survive the termination or expiration of this Agreement for a period of five (10) years. Notwithstanding the foregoing, with respect to any Amgen INFORMATION and Amgen MATERIALS (as such terms are defined in the Confidential Disclosure Agreement dated February 17, 2005 among InterMune, BI Austria and Amgen), such Amgen INFORMATION and Amgen MATERIALS shall be governed and protected under the terms of such Confidential Disclosure Agreement.
13. Duration and Termination
13.1 Duration
     This Agreement shall be effective as of the Effective Date and shall continue in force until December 31, 2015. This Agreement shall automatically renew for successive five (5) year periods, provided, however, that either Party may elect not to renew this Agreement by providing the other Party written notice of such election at least thirty-six (36) months prior to the date of expiration of the then-current term. In the event that BI Austria decides not to renew such Agreement, upon InterMune’s request, BI Austria shall provide reasonable assistance to InterMune in transferring the MANUFACTURING PROCESS to another supplier designated by InterMune by providing reasonable technical assistance and documentation relating to the manufacture, testing and supply of DRUG SUBSTANCE and the DRUG PRODUCT as necessary. Such reasonable assistance shall encompass provision of documentation in the most current version which is not yet in possession of Intermune at the time, and technical assistance by BI Austria to an extent to be agreed upon by the Parties in good faith. Technical assistance shall be provided [***]. In the event that the transfer of the MANUFACTURING PROCESS is not yet completed and InterMune has not yet received the necessary regulatory approvals from the appropriate HEALTH AUTHORITIES to market INTERFERON ALFACON-1 manufactured by a third party manufacturer (despite InterMune’s use of diligent efforts) upon the expiration of the aforementioned thirty-six (36) month notice period, BI Austria shall continue to supply to InterMune and InterMune shall continue to purchase from BI Austria DRUG PRODUCT for a maximum period of [***] following the thirty-six (36) month notice period.
13.2 Early Termination
     13.2.1 In the event that a Party materially breaches its obligations under this Agreement (with the exception of a MATERIAL SUPPLY BREACH which shall be subject to Section 3.8.1), the non-breaching Party may terminate this Agreement upon [***] prior written notice to the breaching Party, unless the breaching Party cures such breach to the non-breaching Party’s reasonable satisfaction during such thirty day period. In the event the identified breach is

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of such a nature so that it is incapable of cure within [***], then the Parties will work together in good faith to agree on an action plan to cure such breach; provided, however, that if the Parties are unable to agree on such an action plan after good faith efforts by each Party within [***], then the non-breaching Party will have the right to terminate this Agreement upon notice to the breaching Party. Notwithstanding the preceding sentence, in the event that a Party materially breaches its obligations under this Agreement more than [***] times in any consecutive [***] period, the non-breaching Party may terminate this Agreement immediately without providing the breaching Party an opportunity to cure such breach, by giving the breaching Party written notice thereof.
     13.2.2 Each Party may terminate this Agreement by notice in writing to the other Party, for cause, if such other Party is adjudicated to be insolvent or files a petition in bankruptcy.
     13.2.3 InterMune may immediately terminate this Agreement by notice in writing if InterMune should be prevented by the HEALTH AUTHORITIES from using DRUG PRODUCT in clinical trials for all indications or from distributing DRUG PRODUCT on the market for all indications. In such event, InterMune shall be responsible to BI Austria for the following: (A) InterMune shall either (at InterMune’s discretion) (i) purchase the DRUG PRODUCTS in accordance with the then existing firm forecast (i.e., the red zone) (in which case BI Austria agrees to sell such DRUG PRODUCTS to InterMune) or (ii) pay BI Austria an amount equal to [***] percent of the unit price of the DRUG PRODUCT then in effect for the DRUG PRODUCT forecasted in the then existing firm forecast [***] and (B) InterMune shall [***] BI Austria for [***]; provided that InterMune shall have no liability to BI Austria under this Section 13.2.3 in the event that such HEALTH AUTHORITY action is solely due to any breach of BI Austria’s warranties under this Agreement or any negligence or willful misconduct by BI Austria or BI Pharma.
     13.2.4 In the event of an assignment of this Agreement by a Party hereunder, termination rights of the other Party are addressed in Section 14.3.
     13.2.5 This Agreement shall be terminated in the event of early termination of the License and Commercialization Agreement dated June 15, 2001, as amended, between Amgen and InterMune.
     13.2.6 All payments in connection with early termination shall be due within thirty (30) days after receipt by BI Austria of the notice of early termination from InterMune and receipt by InterMune of the respective invoice from BI Austria.
13.3 Effect of Termination
     13.3.1 In the event of any termination of this Agreement (other than for BI Austria’s material breach or negligence or willful misconduct by BI Austria or BI Pharma), InterMune shall also do one of the following (at InterMune’s option): (i) InterMune shall purchase (in which case BI Austria shall sell) DRUG PRODUCT forecasted for [***] and for [***] of the then existing

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forecast or (ii) InterMune shall pay to BI Austria an amount equal to [***] percent of the unit price of the DRUG PRODUCT then in effect for the DRUG PRODUCT forecasted for [***]; provided, however, that with regard to any DRUG PRODUCT already produced by BI Austria (or BI Pharma, as the case may be) at the time of termination, InterMune shall [***] Notwithstanding the foregoing, in the event of termination by InterMune under Section 13.2.3, Section 13.2.3 shall govern rather than this Section 13.3.1.
     13.3.2 In the case of any termination, except for termination resulting from BI Austria’s breach or negligence or willful misconduct by BI Austria or BI Pharma, BI Austria shall receive [***], to the extent BI Austria has not yet received all such payments at the time of termination.
     13.3.3 In the event of any termination or expiration of this Agreement, at the request of InterMune, BI Austria shall either (i) destroy all material, including but not limited to samples and all documentation received from InterMune under this Agreement, or (ii) deliver the same to InterMune or a party nominated by InterMune, at InterMune’s cost (except in the case of termination by InterMune for BI Austria’s material breach, in which case such destruction or delivery shall be at BI Austria’s expense).
     13.3.4 In the event of any termination or expiration of this Agreement, BI Austria shall promptly return all of InterMune’s CONFIDENTIAL INFORMATION to InterMune, except for a single copy and/or sample of each item for documentation purposes only. BI Austria’s responsibility to keep and store all other materials provided by InterMune in the course of this Agreement shall terminate six (6) months after expiration or termination of this Agreement (except as otherwise provided in Section 5.2).
     13.3.5 In the event of any termination or expiration of this Agreement, InterMune shall promptly return all of BI Austria’s CONFIDENTIAL INFORMATION to BI Austria, except for a single copy and/or sample for documentation purposes only.
     13.3.6 Except as set forth in Section 3.8.1(iii), Section 13.1 and Section 14.3, BI Austria shall not be obligated to provide to InterMune any assistance in transferring the MANUFACTURING PROCESS to a third party other than providing documentation (e.g., batch records and specifications) in the most current version which is not yet in possession of Intermune at the time.
     13.3.7 The following provisions shall survive termination or expiration of this Agreement: Sections 3.8.1, 5.2.3, 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 8, 10, 11, 12, 13.2.3, 13.2.6, 13.3 and 14 and any other Section which by its nature should survive. Termination or expiration of this Agreement shall not relieve either Party of any liability which accrued hereunder prior to the effective date of such termination, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement, nor prejudice either Party’s right to obtain performance of any obligation.

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14. Miscellaneous
14.1 Performance by AFFILIATES
     The Parties recognize that each Party may perform some or all of its obligations under this Agreement through one or more of its AFFILIATES, provided, however, that each Party shall remain responsible for such performance by its AFFILIATES and shall cause its AFFILIATES to comply with the provisions of this Agreement in connection with such performance. Each Party hereby expressly waives any requirement that the other Party exhaust any right, power or remedy, or proceed against an AFFILIATE, for any obligation or performance hereunder prior to proceeding directly against such Party.
14.2 Force Majeure
     Neither Party shall be liable for any failure or delay in performance or non-performance caused by circumstances beyond the reasonable control of such Party, including but not limited to acts of God, explosion, fire, flood, labor strike or labor disturbances, sabotage, order or decree of any court or action of any governmental authority (except where such order, decree or action is a direct result of BI Austria’s breach of its obligations hereunder), or other causes, whether similar or dissimilar to those specified which cannot reasonably be controlled by the Party who failed to perform (each such event, a “FORCE MAJEURE EVENT”). A Party affected by a FORCE MAJEURE EVENT shall give notice of such to the other Party as soon as is reasonably possible, and shall resume performance hereunder as soon as is reasonably possible. Each Party shall have the right to terminate this Agreement in the event that a FORCE MAJEURE EVENT continues for more than [***] upon written notice thereof.
14.3 Assignment
     14.3.1 Except as expressly provided for herein neither this Agreement nor any rights or obligations hereunder may be assigned by either Party except to an AFFILIATE of either one of the Parties without the prior written consent of the other Party which shall not be unreasonably withheld or delayed. Any subsequent assignee or transferee shall be bound by the terms of this Agreement. Any assignment of this Agreement that is not in conformance with this Section 14.3 shall be null, void and of no legal effect. In the case of assignment to an AFFILIATE as permitted under this Section 14.3.1, the assigning Party shall promptly notify the other Party in writing.
     14.3.2 Notwithstanding the foregoing, InterMune shall have the right to assign this Agreement in case of a merger, acquisition or sale of substantially all of its assets that relate to this Agreement after due written notification of BI Austria.
     14.3.3 In the event that either Party assigns this Agreement as permitted under this Section 14.3, the other Party shall have the right to terminate this Agreement upon [***] written notice; provided, however, that (i) a Party shall not have the right to terminate in the event of assignment of the Agreement by the other Party to an AFFILIATE existing on the Effective Date in accordance with Section 14.3.1, (ii) in the event BI Austria assigns the Agreement to an AFFILIATE not in existence on the Effective Date and such assignment would

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have no impact on the day-to-day operations of BI Austria such that the same facility in Vienna would continue to perform its manufacturing obligations under this Agreement, then InterMune shall not have the right to terminate such Agreement under this Section 14.3.3; (iii) in the event InterMune assigns this Agreement under Section 14.3.2, BI Austria shall have the right to terminate only if the assignee is a competing contract manufacturing organization which manufactures biopharmaceuticals. In the event InterMune assigns this Agreement under Section 14.3.2 before the completion of the SERVICES and such assignee is a competing contract manufacturing organization which manufactures biopharmaceuticals and BI Austria desires to terminate this Agreement under this Section 14.3.3, BI Austria shall provide written notice of termination to InterMune and its assignee no later than [***] as of BI Austria’s receipt of written notice of assignment from InterMune and such termination shall be effective [***] after InterMune’s receipt of such notice of termination rather than the aforementioned [***] notice period. In the event InterMune assigns this Agreement under Section 14.3.2 after the completion of the SERVICES and such assignee is a competing contract manufacturing organization which manufactures biopharmaceuticals and BI Austria desires to terminate this Agreement under this Section 14.3.3, termination by BI Austria shall not take effect until the manufacturing of INTERFERON ALFACON-1 is transferred from BI Austria to a third party manufacturer and InterMune (or its assignee, as applicable) receives the necessary regulatory approvals from the appropriate HEALTH AUTHORITIES to market INTERFERON ALFACON-1 manufactured by such third party manufacturer but no later than [***] after notice of termination by BI Austria to InterMune. With respect to the preceding sentence, upon InterMune’s (or its assignee’s) request, BI Austria shall provide [***] InterMune in [***] by [***] relating to the manufacture, testing and supply of DRUG SUBSTANCE and the DRUG PRODUCT as necessary. Such [***] shall [***] which is not yet in possession of Intermune at the time, and technical assistance by BI Austria to an extent to be agreed upon by the Parties in good faith. Technical assistance shall be provided at BI Austria’s [***] rate. BI Austria may at its discretion require InterMune (or its assignee, as applicable), to engage, at InterMune’s (or its assignee’s) cost, an independent third party to perform on InterMune’s (or its assignee’s) behalf any on-site reviews, audits, document reviews or any other tasks necessary in order to transfer the manufacturing to a third party manufacturer such that the assignee will not have direct access to BI Austria’s CONFIDENTIAL INFORMATION and such independent third party’s disclosure of BI Austria’s CONFIDENTIAL INFORMATION to such assignee will be limited to the full extent possible in order to protect BI Austria’s CONFIDENTIAL INFORMATION.
14.4 Notices
     Any notice required or permitted to be given hereunder by either Party shall be in writing and shall be (i) delivered personally, (ii) sent by registered mail, return receipt requested, postage

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

35.

prepaid or (iii) delivered by facsimile and confirmed by certified or registered mail to the addresses or facsimile numbers set forth below:

If to InterMune:	InterMune Pharmaceuticals, Inc.
3280 Bayshore Boulevard
Brisbane, California 94005 USA
Facsimile: 415-466-2300
Attention: General Counsel

If to BI Austria:	Boehringer Ingelheim Austria GmbH
Dr. Boehringer-Gasse 5 – 11
A-1121 Vienna, Republic of Austria
Facsimile: +43 – 1 – 801 05 — 2440
Attention: Monika Henninger
Customer Relations and Projects

with a copy to:	Boehringer Ingelheim GmbH
Binger Strasse 173
D-55 216 Ingelheim am Rhein
Facsimile: +49 – 61 32 77 – 98 287
Attention: Rolf G. Werner
Corporate Division Biopharmaceuticals
14.5 Dispute Resolution; Governing Law
     14.5.1 In the event of any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, or the rights or obligations of the Parties hereunder, the Parties first shall try to settle their differences amicably between themselves by referring the disputed matter to the Chief Executive Officer of InterMune and the Chief Executive Officer of BI Austria for discussion and resolution. Either Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party, and within ten (10) days of such notice the Chief Executive Officer of InterMune and the Chief Executive Officer of BI Austria shall meet for attempted resolution by good faith negotiations. If such personnel are unable to resolve such dispute within thirty (30) days of initiating such negotiations, the controversy or claim will be referred to binding arbitration as set forth in Section 14.5.2.
     14.5.2 Any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, or the rights or obligations of the Parties hereunder, and not resolved by executive mediation in accordance with Section 14.5.1 hereof, shall be referred to and finally settled by binding arbitration, in accordance with the Rules of Arbitration of the International Chamber of Commerce in force on the date the demand for arbitration is filed, which Rules are deemed to be incorporated by reference into this clause. The demand for arbitration may be filed by either Party within a reasonable time after the executive mediation in accordance with Section 14.5.1 has concluded, but no later than after the date upon which institution of legal proceedings shall be barred by the applicable statute of limitations. There shall be three (3) arbitrators. Each Party shall designate one arbitrator and the two party- designated arbitrators shall select the third. In the event of the any one or more of the three (3)

36.

arbitrators has not been selected by the thirtieth (30th) day following the date of the demand for arbitration, then such arbitrator shall be selected in accordance with the aforesaid Rules. The language to be used in the arbitral proceedings shall be English. The place of arbitration shall be San Francisco, California, USA in the event InterMune is the defendant and Vienna, Austria in the event BI Austria is the defendant. Any determination by such arbitration shall be final and conclusively binding. Judgment on the arbitral award may be entered in any court having jurisdiction thereof. In the event of arbitration, the costs of the arbitration shall be fixed in accordance with Article 31 of the Rules of Arbitration of the International Chamber of Commerce and the final award will have the Parties bearing the costs of arbitration in proportion to the outcome of the arbitration. If applicable under the applicable law, the Parties will submit a proposed discovery schedule to the arbitrator(s) at the pre-hearing conference. The scope and duration of discovery shall be reasonably determined by the arbitrators.
     14.5.3 This Agreement shall be governed by and construed in accordance with the laws of the place of domicile of the defendant Party.
     14.5.4 The Parties expressly exclude the application of the United Nations Convention on Contracts for the International Sale of Goods to this Agreement.
14.6 Independent Contractor
     Each of the Parties hereto is an independent contractor and nothing herein contained shall be deemed to constitute the relationship of partners, joint venture, nor of principal and agent between the Parties hereto. Neither Party shall have the authority to bind the other Party.
14.7 Waiver
     Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.
14.8 Severability
     If any of the provisions of this Agreement or parts thereof should be or become invalid, the remaining provisions will not be affected. The Parties shall undertake to replace the invalid provision or parts thereof by a new provision which will approximate as closely as possible the intent of the Parties.
14.9 Entire Agreement
     This Agreement and the Exhibits set forth the entire agreement between the Parties, and supersede all previous agreements, negotiation and understanding, written or oral, regarding the subject matter hereof. This Agreement may be modified or amended only by an instrument in writing duly executed on behalf of the Parties.
14.10 Headings

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     The section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
14.11 Ambiguities
     Ambiguities, if any, in this Agreement shall not be strictly construed against either Party, regardless of which Party is deemed to have drafted the provision at issue.
14.12 Counterparts
     The Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall constitute the same document.
14.13 English Language
     The English language will govern any interpretation of or dispute in connection with this Agreement.

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     In Witness Whereof, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Vienna, Austria		Brisbane, California

BOEHRINGER INGELHEIM AUSTRIA GmbH		INTERMUNE, INC.

By:	/s/ Dr. Kurt Konopitzky	By:	/s/ Roger Hawley

Name: Dr. Kurt Konopitzky		Name: Roger Hawley

Title: Head, Biopharmaceuticals Operations		Title: Executive Vice President, Commercial and Technical Operations

Date: November 2, 2005		Date: November 3, 2005

By:	/s/ Dr. Joseph Legerer	By:	/s/ Robin Steele

Name: Dr. Joseph Legerer		Name: Robin Steele

Title: Head, Legal Department		Title: Senior Vice President, General Counsel and Corporate Secretary

Date: November 2, 2005		Date: November 3, 2005

By:	/s/ Prof. Dr. Rolf G. Werner

Name: Prof. Dr. Rolf G. Werner

Title: Head, Corporate Division Biopharmaceuticals

Date: November 3, 2005

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Exhibit 1
[***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 2
[***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 3
[***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 4
[***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 5
[***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 6
[***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 7
[***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 8
[***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 9
[***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 10
[***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 11
[***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 12
[***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 13
[***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 14
[***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.